UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2010

USG Corporation
 (Exact name of registrant as specified in its charter)

Delaware	1-8864	36-3329400
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 West Adams Street, Chicago, Illinois	60661-3676
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 436-4000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Judith A. Sprieser has resigned as a director of the Registrant effective January 1, 2011. Ms. Sprieser’s intention to resign as a director at or sometime prior to the Registrant’s 2011 annual meeting of stockholders was reported by the Registrant in a Current Report on Form 8-K filed on July 15, 2010.

(c) On September 24, 2010, the Registrant’s Board of Directors elected James S. Metcalf President and Chief Executive Officer of the Registrant, effective January 1, 2011. William C. Foote, the Registrants’ current Chairman and Chief Executive Officer, will remain executive Chairman of the Board of the Registrant.

Mr. Metcalf, 52, has been President and Chief Operating Officer of the Registrant since January 1, 2006. Prior thereto, he was Executive Vice President of the Registrant and President, USG Building Systems, which includes United States Gypsum Company and USG Interiors, Inc. Mr. Metcalf joined the Registrant as a sales trainee in 1980. In addition to his experience in the Registrant’s sales organization, his executive management experience includes serving as President of the L&W Supply Corporation distribution business and roles in marketing and strategy. He is a director of the Registrant, Molex Incorporated and the National Association of manufacturers. Mr. Metcalf is also a policy advisory board member for the Joint Center for Housing Studies at Harvard University, a chair of the Business Advisory Committee for the Robert Crown Center in Hinsdale, Illinois and a trustee of the USG Foundation.

A copy of the Registrant’s press release announcing this management succession is attached to this report as Exhibit 99.1 and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1 Press release dated September 27, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USG CORPORATION Registrant

Date: September 28, 2010	By:	/s/ Stanley L. Ferguson

Stanley L. Ferguson, Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press release dated September 27, 2010